EXHIBIT B

FAIRNESS OPINION

HOWE BARNES HOEFER & ARN ETT 207 Jefferson Square Austin, Texas 78731 512 495 9890

September 15, 2009

Board of Directors
Citizens Financial Corp.
213 Third Street
Elkins, West Virginia 26241

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of Citizens Financial Corp. (“Citizens Financial”) of the terms of the proposed merger of Citizens Financial with CFC Merger Corp. (“Merger Corp”) with Citizens being the surviving corporation (the “Merger”) pursuant to the Agreement of Merger (the “Agreement.”)

Pursuant to the Agreement, all Citizens Financial common stock shares held by any shareholder who holds in the aggregate, 825 or more Citizens Financial common stock shares will remain common stock shares.  All Citizens Financial common stock shares held by any shareholder   who holds, in the aggregate, less than 825 common stock shares will be converted into the right to receive Citizens Financial Class A common stock on a one-share-for-one-share exchange basis.  The Class A common stock will have rights and privileges separate and distinct from the existing common stock which are summarized below:

▪
The Class A common stock will be allowed voting rights only if the shareholders are being asked to approve a merger, consolidation, conversion, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or as required by law.  The Class A common stock will not enjoy general voting rights, including the right to participate in the annual election of directors.

▪
If Citizens Financial declares dividends, dividends must be paid on the Class A common stock before dividends may be paid on the existing common stock.  If dividends are paid, the dividends paid on the Class A common stock will enjoy a 5% premium over and above what is paid on the existing common stock.

▪
In the event Citizens Financial is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of Citizens Financial, or other change in control which will result in the merger, sale, dissolution or effective dissolution of Citizens Financial, the Class A common stock will be converted into common stock shares and will be treated equally in all respects with the existing common stock.

EXHIBIT B

Board of Directors Citizens Financial Corp. September 15, 2009 Page 2

▪
The Class A common stock has a right of first refusal in favor of Citizens Financial.  The first of first refusal requires a Class A common stock shareholder to notify Citizens Financial in writing of the terms of any transfer or sale of the Class A common stock.  Following receipt of the written notice, Citizens Financial has five business days to either request additional information regarding the sale or to immediately exercise its right of first refusal and purchase the shares of Class A common stock that are subject to the proposed transfer or sale upon the same terms as the proposed transfer or sale.

▪
The Class A common stock will have a liquidation preference over the existing common stock and the Class B common stock.  In the event of a liquidation, the Class A common stock holders will be entitled to receive liquidation assets equal to those assets received by the common stock shareholders or the book value of the corporation’s common stock, whichever is greater.

All capitalized items used in this paragraph shall have the meanings ascribed to them in the Agreement.  The terms of the Merger are more fully set forth in the Agreement.

For purposes of this opinion and in connection with our review of the proposed transaction, we have, among other things:

2.
Participated in discussions with representatives of Citizens Financial concerning its financial condition, businesses, assets, earnings, prospects, and such senior management's views as to its future financial performance;

2.	Reviewed the terms of the Agreement;

3.
Reviewed certain financial statements, both audited (where available) and un-audited, and related financial information of Citizens Financial, including those included in its annual reports for the past two years and its quarterly reports for the past two years as well as other internally generated reports relating to asset/liability management, asset quality, and similar documents;

4.
Reviewed certain financial forecasts and projections of Citizens Financial, prepared by their respective management teams, as well as the amount and timing of the cost savings expected to result from the Merger furnished to us by Citizens Financial;

EXHIBIT B

Board of Directors Citizens Financial Corp. September 15, 2009 Page 3

5.	Reviewed reported market prices and historical trading activity of Citizens Financial common stock;

6.
Reviewed certain aspects of the financial performance of Citizens Financial and compared such financial performance of Citizens Financial, together with stock market data relating to Citizens Financial common stock, with similar data available for certain other financial institutions and certain of their publicly traded securities;

10.	Compared the proposed financial terms of the Merger with the financial terms of certain other going private transactions that we deemed to be relevant;

11.	Participated in certain discussions and negotiations among representatives of Citizens Financial and their financial and legal advisors; and

12.	Reviewed such other information and performed such other studies and analyses as we considered relevant.

In giving our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by Citizens Financial, and its representatives, and of the publicly available information that was reviewed by us. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances, and have relied on and assumed that the allowance for loan losses set forth in the balance sheet of Citizens Financial at June 30, 2009 was adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of Citizens Financial, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Citizens Financial, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, it is important to understand that although subsequent developments may affect its opinion, we do not have any obligation to further update, revise, or reaffirm its opinion. We express no opinion on matters of a legal, regulatory, tax or accounting nature of the Merger or the ability of the Merger, as set forth in the Agreement, to be consummated. No opinion is expressed as to whether any alternative transaction might be more favorable to holders of Citizens Financial’s common stock than the Merger.

Howe Barnes Hoefer & Arnett, Inc. (“Howe Barnes”), as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, and valuations for other purposes. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of Citizens Financial and will receive a fee for our services, which is payable upon delivery of this opinion.

EXHIBIT B

Board of Directors Citizens Financial Corp. September4 15, 2009 Page 4

Howe Barnes’ opinion as expressed herein is limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of Citizens Financial’s common stock and does not address Citizens Financial’s underlying business decision to proceed with the Merger. We have been retained on behalf of the Board of Directors of Citizens Financial, and our opinion does not constitute a recommendation to any director of Citizens Financial as to how such director should vote with respect to the Agreement. In rendering this opinion, we express no opinions with respect to the amount or nature of any compensation to any officers, directors, or employees of Citizens Financial, or any class of such persons relative to the consideration to be received by the holders of the common stock of the Citizens Financial in the transaction or with respect to the fairness of any such compensation.

Except as provided above, during the two years preceding the date of the opinion we have not had a material relationship with Citizens Financial where compensation was received or that we contemplate will be received after closing of the transaction.

Except as hereinafter provided, this opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time, to any third party or in any manner or for any purpose whatsoever without our prior written consent, which consent will not be unreasonably withheld, based upon review by us of the content of any such public reference, which shall be satisfactory to us in our reasonable judgment. This letter is addressed and directed to the Board of Directors of Citizens Financial in your consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger.  This opinion was approved by the fairness opinion committee of Howe Barnes.

Subject to the foregoing and based on our experience as investment bankers, our activities as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the terms of the proposed Merger are is fair, from a financial point of view, to the holders of Citizens Financial’s common stock.

Sincerely,

/s/ Hoew Barnes Hoefer & Arnett, Inc.

Howe Barnes Hoefer & Arnett, Inc.

EXHIBIT B

CITIZENS FINANCIAL CORP.
ELKINS, WEST VIRGINIA

Documentation Report Relating to the
Fairness of the Proposed Merger of
Citizens Financial Corp.
With and Into
CFC Merger Corp.

EXHIBIT B

Table of Contents

Section
Discussion	1
Selected Comparable Transactions	2
Historical Financial Analysis	3
Historical Stock Trading Analysis	4

EXHIBIT B

CITIZENS FINANCIAL CORP.

DISCUSSION

DESCRIPTION OF ASSIGNMENT

Citizens Financial Corp., Elkins, West Virginia ("Citizens Financial") has engaged Howe Barnes Hoefer & Arnett, Inc. to determine whether the terms of the proposed merger of Citizens Financial with and into CFC Merger Corp. ("Merger Corp") with Citizens Financial being the surviving corporation (the "Merger") pursuant to the Agreement of Merger (the "Agreement") are fair to the shareholders of Citizens Financial, from a financial point of view. The following presents our general observations and conclusions as a result of our analysis.

Structure of Transaction. Subject to the terms and conditions of the Agreement, Pursuant to the Agreement, all Citizens Financial common stock shares held by any shareholder who holds in the aggregate, 825 or more Citizens Financial common stock shares will remain common stock shares. All Citizens Financial common stock shares held by any shareholder who holds, in the aggregate, less than 825 common stock shares will be converted into the right to receive Citizens Financial Class A common stock on a one-share-for-one-share exchange basis. The Class A common stock will have rights and privileges separate and distinct from the existing common stock which are summarized below:

■
The Class A common stock will be allowed voting rights only if the shareholders are being asked to approve a merger, consolidation, conversion, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or as required by law. The Class A common stock will not enjoy general voting rights, including the right to participate in the annual election of directors.

■
If Citizens Financial declares dividends, dividends must be paid on the Class A common stock before dividends may be paid on the existing common stock. If dividends are paid the dividends paid on the Class A common stock will enjoy a 5% premium over and above what is paid on the existing common stock.

■
In the event Citizens Financial is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of Citizens Financial, or other change in control which will result in the merger, sale, dissolution or effective dissolution of Citizens Financial, the Class A common stock will be converted into common stock shares and will be treated equally in all respects with the existing common stock.

EXHIBIT B

1

CITIZENS FINANCIAL CORP.

■
The Class A common stock has a right of first refusal in favor of Citizens Financial. The first of first refusal requires a Class A common stock shareholder to notify Citizens Financial in writing of the terms of any transfer or sale of the Class A common stock. Following receipt of the written notice, Citizens Financial has five business days to either request additional information regarding the sale or to immediately exercise its right of first refusal and purchase the shares of Class A common stock that are subject to the proposed transfer or sale upon the same terms as the proposed transfer or sale.

■
The Class A common stock will have a liquidation preference over the existing common stock and the Class B common stock. In the event of a liquidation, the Class A common stock holders will be entitled to receive liquidation assets equal to those assets received by the common stock shareholders or the book value of the corporation's common stock, whichever is greater.

The terms of the Merger are more fully set forth in the Agreement and all capitalized items used in this paragraph shall have the meanings ascribed to them in the Agreement.

As a result of this reorganization or "going-private" transaction, Citizens Financial will have less than 300 shareholders owning Citizen Financial's existing common stock and less than 500 shareholders owning the newly created Class A common stock. Citizens Financial's management believes it will be able to suspend its SEC reporting obligations, which will allow Citizens Financial to save $200,000 to $300,000 annually.

Analysis of Comparable Going Private Transactions. We reviewed certain publicly available information regarding 17 selected going private transactions (the "Guideline Transactions") announced from June 30, 2005 to September 11, 2009 involving U.S. banking organizations. The transactions included in the group are shown on the following page and in Section 2. The data was obtained from public filings.

EXHIBIT B

2

CITIZENS FINANCIAL CORP.

Going Private Transactions

Company	City	State	Date Announced	Dividend Premium	Liquidation Rights

Southcrest Financial Group, Inc.	Thomaston	GA	9/11/2009	10%	Preference over common
Piedmont Community Bank Group, Inc.	Grey	GA	5/6/2009	5%	Equal to common
Thomasville Bancshares, Inc.	Thomasville	GA	11/26/2008	Equal to common	Preference over common
First Freedom Bancshares, Inc.	Lebanon	TN	10/12/2008
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
Series A Preferred				10%	Preference over common
Mountain Valley Bancshares, Inc.	Cleveland	GA	8/8/2008	5%
Treaty Oak Bancorp, Inc.	Austin	TX	11/15/2007	Equal to common	Preference over common
Tri-State 1st Banc, Inc.	East Liverpool	OH	11/9/2007	Equal to common	Preference over common
CB Financial Corp.	Wilson	NC	10/25/2007	Greater of $0.04 or same as common	Preference over common

Southern Heritage Bancshares, Inc.	Cleveland	TN	10/19/2007
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common

Series A Preferred				10%	Greater of common stock or book value
Chestatee Bancshares, Inc.	Dawsonville	GA	10/19/2007
Class A Preferred				5%	Equal to common
Class B Preferred				Greater of 5% prem. on Class A Preferred or $0.10 per share annually	Equal to common

FMB Equibanc, Inc.	Statesboro	GA	10/3/2007	10%	Preference over common
First Ipswich Bancorp	Ipswich	MA	9/11/2007	Equal to common	Preference over common
Southeast Bancshares, Inc.	Athens	TN	8/15/2007
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common

EXHIBIT B

3

CITIZENS FINANCIAL CORP.

Going Private Transactions

Company	City	State	Date Announced	Dividend Premium	Liquidation Rights

First Commerce Bancorp	Lewisburg	TN	5/29/2007
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
First McMinnville Corp.	McMinnville	TN	5/25/2007	7%	Equal to common
Legends Financial Holdings, Inc.	Clarksville	TN	3/2/2006
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
First Community Corporation	Rogersville	TN	9/27/2005
Class A Preferred				5%	Preference over common
Class B Preferred				10%	Preference over common

We reviewed the terms of the transactions and the characteristics of the new classifications of common and preferred stocks and compared them with the terms of the Merger and the newly created Class A common stock. The dividend premium for the new classifications of common and preferred stocks ranged from zero to 10% with a median of 5%. In this instance, the Class A common stock will receive a 5% premium on the dividends paid to holders of Class A common stock, which falls within the range of values in the Guideline Transactions, which supports the fairness of the transaction.

Historical Financial Analysis. We prepared an overview of the historical financial performance of Citizens Financial, as shown in Section 3.

Trading Analysis. We reviewed the closing per share market prices and volumes for Citizens Financial common stock, which is thinly traded on the OTC Bulletin Board, on a daily basis from March 11, 2009 to September 11, 2009. A price and volume chart for Citizens Financial for the period between March 11, 2009 and September 11, 2009 is contained in Section 4. For the period between March 11, 2009 and September 11, 2009, the price of Citizens Financial common stock has ranged from a low of S4.15 to a high of S9.00.   The

EXHIBIT B

4

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD As Reported	2008 FYE As Reported	2007 FYE As Reported	2006 FYE As Reported	2005 FYE As Reported

VALUATION RATIOS

P/E Ratio - Basic	13.0678	13.9809	19.9051	17.2170	5.2179
P/E Ratio - Diluted	13.0678	13.9809	19.9051	17.2170	5.2179
Price/Core EPS	N/A	N/A	19.7616	17.1604	5.2179
Price/LTM Core EPS	N/A	N/A	19.7616	17.1604	5.2179
Price/Book Value	0.7006	0.6144	0.9763	1.7593	1.8538
Price/Tangible Book Value	0.7006	0.6144	0.9763	1.7593	1.8538
Price/Assets	0.0638	0.0453	0.0834	0.1468	0.1526
Price/Total Deposits	0.0855	0.0588	0.1022	0.1815	0.1908
Book Value/Shane	11.7753	11.3921	11.5227	11.0838	9.2602
Tangible Book Value/Share	11.7753	11.3921	11.5227	11.0838	9.2602
Market Capitalization	15,093	12,807	20,582	35,675	36,359
Volume/LTM Average Volume	236.22	85.35	76.03	75.02	62.94

PROFITABILITY RATIOS

Return on Average Assets	0.81	0.34	0.42	0.87	0.90
Return on Average Equity	9.87	4.23	4.94	10.29	10.02
Return on Average Common Equity	N/A	N/A	N/A	N/A	N/A
Return on Assets - As Reported	N/A	0.35	0.42	0.87	0.90
Return on Equity - As Reported	N/A	4.24	4.94	10.29	10.02
Return on Common Equity - As Reported	N/A	N/A	N/A	N/A	N/A
Income before Extra Items/Avg Assets	0.81	0.34	0.42	0.87	0.90
Income before Extra Items/Avg Equity	9.87	4.23	4.94	10.29	10.02
Operating Profit/Average Assets	1.15	0.39	0.52	1.28	1.31
Operating Profit/Average Equity	14.07	4.86	6.06	15.09	14.57

Total Interest Income/AEA	5.38	6.01	6.90	6.81	6.09
Total Interest Expense/AEA	1.87	2.53	2.93	2.60	1.90
Net Interest Income/AEA	3.51	3.48	3.97	4.21	4.18
Net Interest Margin - As Reported	3.79	3.68	4.12	4.31	4.29
Noninterest Income/AEA	1.17	0.78	0.79	0.73	0.69
Overhead Expense/AEA	3.23	3.07	3.44	3.40	3.35
Net Overhead Expense/AEA	2.06	2.29	2.65	2.67	2.66

Interest Income/Average Assets	5.13	5.68	6.50	6.41	5.73
Interest Expense/Average Assets	1.78	2.39	2.76	2.45	1.79
Net Interest Income/Average Assets	3.34	3.29	3.74	3.97	3.94
Noninterest Income/Average Assets	1.12	0.74	0.75	0.69	0.65
Noninterest Expense/Average Assets	3.08	2.90	3.25	3.20	3.15
Net Operating Expense/Average Assets	1.96	2.15	2.32	2.51	2.50

Yield/Cost Spread	3.12	3.02	3.41	3.74	3.83
Int Exp/Avg Int-bearing Liabilities	2.26	2.98	3.43	3.07	2.25

Efficiency Ratio	69.10	72.01	72.33	68.73	68.72

Highline Financial, LLC

NPAs/Equity	1.37	27.75	22.26	10.89	3.04

Highline Financial, LLC

EXHIBIT B

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD As Reported	2008 FYE As Reported	2007 FYE As Reported	2006 FYE As Reported	2005 FYE As Reported

Core Efficiency Ratio	70.39	72.01	72.33	68.73	68.72
Noninterest Income/Total Revenue	17.92	11.49	10.32	9.69	10.16
Net Overhead Exp/Net Int Margin	58.76	65.73	66.80	63.31	63.58

Salary Expense/Total Revenues	24.11	23.39	21.81	23.10	25.78

Dividend Payout Ratio (%)	20.83	79.89	84.93	50.33	48.63
Dividend Yield	3.39	5.71	4.27	2.92	9.32
LTM Payout Ratio (%)	44.35	79.89	84.93	50.33	48.63
LTM Dividends	0.28	0.40	0.48	0.57	1.60
Effective Tax Rate	26.04	8.67	18.52	31.42	31.16

CAPITAL ADEQUACY RATIOS

Tier 1 Capital Ratio (%)	N/A	11.77	11.57	11.87	12.32
Total Capital Ratio (%)	N/A	12.99	12.52	12.95	13.30
Leverage Ratio (%)	N/A	7.70	8.75	8.49	8.45
Total Capital/Asset for Leverage (%)	N/A	8.49	9.47	9.26	9.13

Tangible Equity	21,543	20,842	21,081	20,278	19,613
Tier 1 Capital	N/A	21,690	21,565	20,540	20,084
Total Capital	N/A	23,922	23,328	22,413	21,681
Risk-weighted Assets	N/A	184,157	186,326	173,073	163,015
Assets for Leverage	N/A	281,688	246,457	241,932	237,399

Tangible Equity/Tangible Assets	9.11	7.38	8.55	8.35	8.23
% Change in Tangible Equity	2.89	-1.13	3.96	3.39	-3.01
% Change in Tier 1 Capital	N/A	0.58	4.99	2.27	0.31
% Change in Total Capital	N/A	2.55	4.08	3.38	1.31

Goodwill/Equity	N/A	N/A	N/A	N/A	N/A
Total Intangible Assets/Equity	N/A	N/A	N/A	N/A	N/A
Total Debt/Equity	155.96	189.00	106.14	115.12	130.81
Long-term Debt/Equity	35.57	35.77	11.12	13.41	18.25
Long-term Debt/Total Debt	22.81	18.93	10.48	11.65	13.95
Nonperf Loans/Core Capital + Reserve	N/A	24.18	20.12	9.85	2.75

ASSET QUALITY RATIOS

Nonperforming Loans/GL	0.10	3.25	2.72	1.31	0.39
Unreserved Nonperf Lns/GL	-1.34	2.00	1.70	0.20	-0.65
Loans Past Due 90+ Days/GL	N/A	0.18	0.12	0.00	0.35
Nonaccrual Loans/GL	0.10	3.07	2.60	1.31	0.04
Restructured Loans/GL	N/A	0.00	0.00	N/A	N/A

NPAs/(Loans + OREO)	0.18	N/A	N/A	N/A	N/A
NPAs/Equity	1.37	27.75	22.26	10.89	3.04

Highline Financial, LLC

EXHIBIT B

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD As Reported	2008 FYE As Reported	2007 FYE As Reported	2006 FYE As Reported	2005 FYE As Reported

NPAs (Net of Loan Loss Rsrv)/Equity	-9.41	17.04	13.90	1.65	-5.10
Nonperforming Assets/TA	0.13	2.05	1.90	0.91	0.25
Nonperforming Loans/TA	0.07	2.05	1.90	0.91	0.25
OREO/TA	0.06	N/A	N/A	N/A	N/A

Loan Loss Reserve/GL	1.44	1.25	1.02	1.11	1.04
Loan Loss Reserve/Nonperf Loans	1,470.89	38.59	37.57	84.83	267.95
Loan Loss Reserve/Nonperf Assets	785.14	38.59	37.57	84.83	267.95
Equity + Loan Loss Reserve/Assets	10.10	8.17	9.26	9.12	8.90
Net Charge-offs/Ln Loss Reserve	17.38	66.76	107.37	7.85	3.51

Net Charge-offs/Avg Loans	0.23	0.85	1.11	0.09	0.04
Loan Loss Provision/Avg Loans	0.34	1.12	1.05	0.26	0.18
Loan Loss Provision/Net Charge-offs	145.54	131.48	94.19	287.76	491.07

LIQUIDITY RATIOS

Total Loans/Total Deposits	90.12	80.82	84.92	84.57	79.87
Noninterest-bearing Deposits/TD	14.53	13.59	13.87	13.79	15.04

Total Nonearning Assets/Total Assets	5.14	5.42	6.93	6.99	7.22
Total Earning Assets/Total Assets	95.84	95.37	93.79	93.78	93.45
Avg Earning Asst/Avg Int-bear Liab	120.56	117.92	118.98	118.29	118.42

Highline Financial, LLC

EXHIBIT B

SEC Financials

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD As Reported	2008 FYE As Reported	2007 FYE As Reported	2006 FYE As Reported	2005 FYE As Reported

BALANCE SHEET

Assets
Cash and Cash Equivalents:	3,244	13,381	7,062	6,095	8,773
Cash and Due from Banks	3,103	3,943	7,050	6,065	6,770
Fed Funds Sold & Sees Purchased	N/A	N/A	N/A	0	2,003
Interest-bearing Deposits in Banks	141	9,438	12	30	N/A
Other Cash and Equivalents	N/A	N/A	N/A	N/A	N/A
Total Securities:	65,176	82,051	58,559	59,746	66,854
Investment Sees Available for Sale	45,636	59,284	51,048	50,642	59,347
Investment Secs Held-to-Maturity	N/A	N/A	N/A	N/A	N/A
MBS Available for Sale	17,887	21,575	6,561	8,226	6,803
MBS Held-to-Maturity	N/A	N/A	N/A	N/A	N/A
FHLB Stock	N/A	N/A	842	770	596
Trading Account Assets	N/A	N/A	N/A	N/A	N/A
Restricted Investments	1,653	N/A	N/A	N/A	N/A
Other Securities	N/A	1,192	108	108	108
Total Cash and Securities	68,420	95,432	65,621	65,841	75,627
Total Loans, Gross	161,237	177,953	172,702	168,091	153,733
Less: Allowance for Ln 81 Lse Losses	2,324	2,232	1,763	1,873	1,597
Total Loans, Net	158,913	175,721	170,939	166,218	152,136
Total Interest Earning Assets	226,554	269,442	231,273	227,867	222,590
Customer Acceptance Liability	N/A	N/A	N/A	N/A	N/A
Credit Card Receivables	N/A	N/A	N/A	N/A	N/A
Premises and Fixed Assets	2,651	4,106	4,260	4,331	4,192
Other Real Estate Owned	138	N/A	N/A	N/A	N/A
Acquired Real Estate	N/A	N/A	N/A	N/A	N/A
Intangible Assets:	N/A	N/A	N/A	N/A	N/A
Goodwill	N/A	N/A	N/A	N/A	N/A
Loan Servicing Rights	N/A	N/A	N/A	N/A	N/A
Other Intangible Assets	N/A	N/A	N/A	N/A	N/A
Total Other Assets	6,261	7,275	5,774	6,591	6,234
Loans Held for Sale	N/A	N/A	N/A	N/A	N/A
Accrued Interest Receivable	1,049	1,410	1,385	1,393	1,321
Deferred Income Taxes	N/A	N/A	N/A	N/A	N/A
Bank Owned Life Insurance	N/A	N/A	N/A	N/A	N/A
Income Taxes Receivable	N/A	N/A	N/A	N/A	N/A
Cash Surrender Value Life Ins Policy	N/A	N/A	N/A	N/A	N/A
Other Assets	5,212	5,865	4,389	5,198	4,913
Total Assets	236,383	282,534	246,595	242,980	238,190

Highline Financial, LLC

EXHIBIT B

SEC Financials

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD As Reported	200S FYE As Reported	2007 FYE As Reported	2006 FYE As Reported	2005 FYE As Reported

Liabilities
Total Deposits:	176,337	217,429	201,296	196,543	190,486
Total Domestic Deposits:	176,337	217,429	201,296	196,543	190,486
Noninterest-bearing Deposits	25,619	29,552	27,920	27,103	28,648
Interest-bearing Deposits	150,718	187,876	173,377	169,440	161,838
Total Foreign Deposits:	N/A	N/A	N/A	N/A	N/A
Noninterest-bearing Deposits	N/A	N/A	N/A	N/A	N/A
Interest-bearing Deposits	N/A	N/A	N/A	N/A	N/A
Total Borrowings:	33,599	39,391	22,375	23,345	25,656
Short-term Borrowings	25,936	31,935	20,030	20,626	22,076
Short-term FHLB Advances	0	409	375	793	1,565
Federal Funds Purch 81 Sec Sold	25,936	30,286	15,658	16,395	19,080
Commercial Paper	N/A	N/A	N/A	N/A	N/A
Other Short-term Borrowings	0	1,240	3,998	3,438	1,431
Long-term Borrowings	7,663	7,456	2,344	2,719	3,580
Long-term FHLB Advances	7,663	7,456	2,344	2,719	3,580
Senior Debt	N/A	N/A	N/A	N/A	N/A
Subordinated Debt	N/A	N/A	N/A	N/A	N/A
Trust Preferred Securities	N/A	N/A	N/A	N/A	N/A
Other Long-term Borrowings	N/A	N/A	N/A	N/A	N/A
Total Interest-bearing Liabilities	184,317	227,267	195,752	192,785	187,494
Acceptances Outstanding	N/A	N/A	N/A	N/A	N/A
Advance Payments by Borrowers	N/A	N/A	N/A	N/A	N/A
Total Other Liabilities	4,904	4,873	1,843	2,814	2,434
Accrued Interest Payable	N/A	N/A	N/A	N/A	N/A
Income Tax Payable	N/A	N/A	N/A	N/A	N/A
Dividends Declared, Not Yet Paid	N/A	N/A	N/A	N/A	N/A
All Other Liabilities	4,904	4,873	1,843	2,814	2,434
Total Liabilities	214,840	261,693	225,514	222,702	218,577

Total Mezzanine Items	0	N/A	N/A	N/A	N/A
Mandatory Redeem Pre Stk	N/A	N/A	N/A	N/A	N/A
Total Contingencies	0	0	0	0	0
Minority Interest	N/A	N/A	N/A	N/A	N/A
Other Contingencies	0	N/A	N/A	N/A	N/A
Other Mezzanine Items	N/A	N/A	N/A	N/A	N/A

Equity
Total Preferred Stock	0	0	0	0	0
Preferred Stock	N/A	N/A	N/A	N/A	N/A
Redeemable Preferred Stock	N/A	N/A	N/A	N/A	N/A
Common Stock 81 Surplus	N/A	N/A	N/A	N/A	N/A
Common Stock (Aggregate Par Value)	4,500	4,500	4,500	4,500	1,500
Additional Paid in Capital	N/A	N/A	N/A	0	2,100
Common Stock Warrants	N/A	N/A	N/A	N/A	N/A
Retained Earnings	21,945	21,110	20,999	20,843	20,705
Accumulated Other Comprehensive Inc	-1,070	-937	-586	-1,233	-1,316

Highline Financial, LLC

EXHIBIT B

SEC Financials

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD As Reported	200S FYE As Reported	2007 FYE As Reported	2006 FYE As Reported	2005 FYE As Reported

Net Unrealized Gain/Loss on Securities	-1,070	-937	-586	-1,233	-1,316
Cumulative Foreign Currency Translation Adj	N/A	N/A	N/A	N/A	N/A
Less:Treasury Stock	3,832	3,832	3,832	3,832	3,375
ESOP	N/A	N/A	N/A	N/A	N/A
Deferred Compensation	N/A	N/A	N/A	N/A	N/A
Other Equity	0	N/A	N/A	N/A	N/A
Total Equity	21,543	20,842	21,081	20,278	19,613
Total Liabilities and Equity	236,383	282,534	246,595	242,980	238,190

Total Shares Outstanding	1,829,504	1,829,504	1,829,504	1,829,504	2,117,988
Treasury Shares Outstanding	420	420	420	420	132
Preferred Shares Outstanding	N/A	N/A	N/A	N/A	N/A

INCOME STATEMENT

Interest Income
Interest and Fees on Loans	5,121	11,945	13,431	12,934	10,745
Interest and Fees on Commercial Loans	N/A	N/A	N/A	N/A	N/A
Interest and Fees on Consumer Loans	N/A	N/A	N/A	N/A	N/A
Interest and Dividends on Securities	N/A	3,075	2,426	2,349	2,108
Interest and Dividends on Sees Avail for Sale	N/A	N/A	N/A	N/A	N/A
Interest and Dividends on Sees Held to Maturity	N/A	N/A	N/A	N/A	N/A
Interest and Dividends on Tax Investment Sees	1,110	N/A	N/A	N/A	N/A
Interest and Dividends on Tax Exempt Investme	408	N/A	N/A	N/A	N/A
Inton Fed Funds Sold & Sec Purch	0	28	14	21	123
Interest on Commercial Paper	N/A	N/A	N/A	N/A	N/A
Interest on Trading Account Secs	N/A	N/A	N/A	N/A	N/A
Interest on Deposits with Banks	40	128	96	48	N/A
Interest and Dividends on FHLB Stock	N/A	N/A	N/A	N/A	N/A
Other Interest Income	0	1	0	-1	0
Total Interest Income	6,679	15,177	15,967	15,351	12,976

Interest Expense
Interest on Deposits	1,943	5,681	5,962	4,882	3,377
Interest Exp on Short Term Borrowings	235	462	684	801	502
Interest Exp on Federal Funds Purchased	N/A	N/A	N/A	N/A	N/A
Interest Exp on Long Term Borrowings	146	247	135	173	178
Ineterest Exp on Borrowed Funds	N/A	N/A	N/A	N/A	N/A
Other Interest Expense	0	0	0	0	-1
Total Interest Expense	2,324	6,390	6,781	5,856	4,056

Net Interest Income	4,355	8,787	9,186	9,495	8,920
Provision for Loan Losses	294	1,959	1,783	423	275
Net Interest Income after Provision	4,061	6,828	7,403	9,072	8,645

Highline Financial, LLC

EXHIBIT B

SEC Financials

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD As Reported	2008 FYE As Reported	2007 FYE As Reported	2006 FYE As Reported	2005 FYE As Reported

Noninterest Income
Service Charges on Deposits	498	1,143	1,018	852	772
Trust Income	126	306	231	207	201
Loan Servicing Income and Fees	N/A	N/A	N/A	N/A	N/A
Trading Account Income	N/A	N/A	N/A	N/A	N/A
Credit Card Fees	N/A	N/A	N/A	N/A	N/A
Debit Card Fees	N/A	N/A	N/A	N/A	N/A
Overdraft Charges	N/A	N/A	N/A	N/A	N/A
Discount Interchange Revenue	N/A	N/A	N/A	N/A	N/A
Earnings Investment in Life Insurance	N/A	N/A	N/A	N/A	N/A
Insurance	23	N/A	N/A	N/A	N/A
Real Estate Commissions	N/A	N/A	N/A	N/A	N/A
Real Estate Management Fees	N/A	N/A	N/A	N/A	N/A
Secondary Market Origination Fees	N/A	N/A	N/A	N/A	N/A
Securitization Income	N/A	N/A	N/A	N/A	N/A
Transaction Processing Fees	N/A	N/A	N/A	N/A	N/A
Merchant Card Services	N/A	N/A	N/A	N/A	N/A
Non Deposit Investment Product Fees	N/A	N/A	N/A	N/A	N/A
VISA Share Redemption	N/A	N/A	N/A	N/A	N/A
Bank Owned Life Insurance Income	N/A	N/A	N/A	N/A	N/A
Foreign Exchange Income	N/A	N/A	N/A	N/A	N/A
Gain/Loss on Sale of Loans	N/A	N/A	N/A	N/A	N/A
Brokerage Income	43	160	160	117	79
Gain/Loss on Sale of OREO	N/A	N/A	N/A	N/A	N/A
Other Noninterest Income	768	361	428	472	416
Total Noninterest Income	1,458	1,970	1,837	1,648	1,468
Total Revenues	8,137	17,147	17,804	16,999	14,444

Noninterest Expense
Salaries and Employee Benefits	1,962	4,011	3,883	3,926	3,723
Occupancy and Equipment	381	795	812	823	817
Foreclosed Property Expense	N/A	35	441	N/A	N/A
Amortization on Intangibles	N/A	N/A	N/A	N/A	N/A
Amortization on Interest Only Strip	N/A	N/A	N/A	N/A	N/A
ATM	N/A	N/A	N/A	N/A	N/A
Legal & Professional Fees	144	427	421	350	246
FDIC Premiums	243	N/A	N/A	N/A	N/A
Postage	70	N/A	N/A	N/A	N/A
Data Processing	336	565	517	524	599
Directors Fees	137	N/A	N/A	N/A	N/A
Other Noninterest Expense	744	1,913	1,899	2,036	1,754
Total Noninterest Expense	4,017	7,746	7,973	7,659	7,139
G&A Expense	4,017	7,711	7,532	7,659	7,139

Operating Profit	1,502	1,052	1,267	3,061	2,975
Securities Gains (Losses)	86	-49	2	-18	0
Nonrecurring Income	-163	N/A	N/A	N/A	N/A

Highline Financial, LLC

EXHIBIT B

SEC Financials

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD As Reported	2008 FYE As Reported	2007 FYE As Reported	2006 FYE As Reported	2005 FYE As Reported

Nonrecurring Expense	N/A	N/A	N/A	N/A	N/A
Total Nonrecurring Items	163	N/A	N/A	N/A	N/A

Income Before Taxes	1,425	1,003	1,269	3,043	2,975
Provision for Income Taxes	371	87	235	956	927
Aftertax Nonrecurring Items	106	N/A	N/A	N/A	N/A

Income Before Extraordinary Items	1,054	916	1,034	2,087	2,047
Extraordinary Items	N/A	N/A	N/A	N/A	N/A
Net Income	1,054	916	1,034	2,087	2,047
Comprehensive Income	921	566	1,681	2,169	673

Memorandum:
Net Income Applic to Common Shares	1,054	916	1,034	2,087	2,047
Core Income	1,104	948	1,033	2,099	2,047

Net Interest Income, FTE	N/A	9,300	9,530	9,721	9,143
Net Income Before Taxes, FTE	1,425	1,516	1,613	3,269	3,198
Taxable Equivalent Adjustment	N/A	513	344	226	223

Average Shares O/S - Basic	1,829,504	1,829,504	1,829,504	1,842,662	622,188
Average Shares O/S - Diluted	1,829,504	1,829,504	1,829,504	1,842,662	622,188

Total Dividends Paid:	219	732	878	1,048	993
Preferred Dividends	0	0	0	0	0
Common Dividends	219	732	878	1,048	993

Dividends per Share-Common Stock	0.12	0.40	0.48	0.57	1.60

EPS As Reported - Basic	0.58	0.50	0.57	1.13	3.29
EPS As Reported - Diluted	0.58	0.50	0.57	1.13	3.29

EPS Before Extra Items - Basic	0.58	0.50	0.57	1.13	3.29
EPS - Basic	0.58	0.50	0.57	1.13	3.29
EPS Before Extra Items - Diluted	0.58	0.50	0.57	1.13	3.29
EPS - Diluted	0.58	0.50	0.57	1.13	3.29
Core EPS	0.60	0.52	0.56	1.14	3.29
Core LTM EPS	N/A	N/A	0.57	1.14	3.29

LTM EPS Before Extra Items - Diluted	0.63	0.50	0.57	1.13	3.29
LTM EPS After Extra Items - Diluted	0.63	0.50	0.57	1.13	3.29

Subchapter S	N/A	No	No	No	No

Highline Financial, LLC

EXHIBIT B

SEC Financials

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD As Reported	2008 FYE As Reported	2007 FYE As Reported	2006 FYE As Reported	2005 FYE As Reported

CASH FLOW STATEMENT

Cash and Cash Equiv., beginning of the year	13,381	7,062	6,095	N/A	N/A
Cash Flows from Operating Activities	2,039	3,141	3,056	N/A	N/A
Cash Flows from Investing Activities	34,072	-29,239	-4,993	N/A	N/A
Cash Flows from Financing Activities	-46,248	32,417	2,905	N/A	N/A
Net Inc/Dec in Cash and Cash Equiv.	-10,137	6,319	967	N/A	N/A
Cash and Cash Equiv., end of the year	3,244	13,381	7,062	N/A	N/A

AVERAGE BALANCES

Average Securities	72,940	71,748	59,130	61,822	60,165
Average Loans, Gross	172,896	175,544	170,263	162,252	149,177
Average Earning Assets	248,411	252,644	231,559	225,451	213,149
Average Assets	260,636	267,014	245,527	239,464	226,465
Average Interest-bearing Deposits	199,948	188,879	172,324	164,372	153,067
Average Interest-bearing Liabilities	206,050	214,246	194,618	190,587	180,000
Average Equity	21,357	21,639	20,913	20,284	20,421

ASSET QUALITY

Loans Past Due 90+ Days	N/A	313	206	0	538
Nonaccrual Loans	158	5,471	4,487	2,208	58
Restructured Loans	N/A	0	0	N/A	N/A
Nonperforming Loans	158	5,784	4,693	2,208	596
Other Real Estate Owned	138	N/A	N/A	N/A	N/A
Total Nonperforming Assets	296	5,784	4,693	2,208	596
Charge-offs	218	1,771	1,935	162	90
Recoveries	-16	-281	42	-15	-34
Net Charge-offs	202	1,490	1,893	147	56

Highline Financial, LLC

EXHIBIT B

Citizens Financial Corp.
Price and Volume Activity
Daily: March 11, 2009 - September 11, 2009
Volume
Price
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
3/11/2009
3/18/2009
3/25/2009
4/1/2009
4/8/2009
4/16/2009
4/23/2009
4/30/2009
5/7/2009
5/14/2009
5/21/2009
5/29/2009
6/5/2009
6/12/2009
6/19/2009
6/26/2009
7/6/2009
7/13/2009
7/20/2009
7/27/2009
8/3/2009
8/10/2009
8/17/2009
8/24/2009
8/31/2009
9/8/2009
volume
price

 EXHIBIT B